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                                                      EXHIBIT 14

                 CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated January 24, 2002, relating to the financial statements and financial highlights which appears in the December 31, 2001 Annual Report to Shareholders of RS Investment Trust which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the headings "Financial Statements" and "Financial Highlights" in such Registration Statement.

/S/ PRICEWATERHOUSECOOPERS L.L.P.

San Francisco, CA
November 25, 2002